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                                                                    Exhibit 99.1
[SS&C PRESS RELEASE GRAPHIC]

FOR IMMEDIATE RELEASE

Contact:
 Patrick Pedonti, Chief Financial Officer (860) 298-4738
 Greg Reid, Investor Relations (860) 298-4837
 E-mail: InvestorRelations@sscinc.com



                   SS&C REPORTS RECORD OPERATING INCOME FOR Q2

                        RAISES FULL YEAR EARNINGS OUTLOOK

WINDSOR, CT - July 16, 2003 -- SS&C Technologies, Inc. (Nasdaq: SSNC) today announced results for the quarter ended June 30, 2003. Revenues were $15.9 million compared with $15.9 million for the second quarter of 2002. Net income was $2.7 million, or $0.21 diluted earnings per share, compared with $1.6 million, or $0.12 diluted earnings per share, for the second quarter of 2002.

"We are pleased to report another quarter with strong operating results," remarked CEO Bill Stone. "Our operating income increased to $4.2 million, up 34% over last year's second quarter. Recurring revenues, which are maintenance and outsourcing revenues, increased to $10.9 million in Q2, an 8% increase over last year, and now represent 69% of our total revenues. We signed several long-term contracts with high caliber clients this quarter that will further add to our recurring revenue stream going forward."

"At present, we expect Q3 2003 revenues to be in the range of $16 to $17 million and net income to be between $0.21 and $0.24 per diluted share," stated Stone. "For the full year 2003, our expectation is for revenue to be $65 to $68 million and we anticipate diluted earnings per share to be between $0.81 and $0.86."

BALANCE SHEET, CASH FLOW AND STOCK BUYBACK PROGRAM

"Our balance sheet remains healthy and we are generating strong cash flow from operations," said Stone. "Total cash, cash equivalents and investments in marketable securities at quarter end were $46.2 million. Year-to-date, we increased cash and marketable securities by $10.7 million, or $0.81 per diluted share, excluding stock repurchases of $9.4 million and proceeds from option exercises of
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$3.2 million. Our strong cash position gives us the capacity to pursue accretive acquisitions and continue our stock buyback program."

During the quarter, SS&C's Board authorized an additional $30 million and a one-year continuance of its stock buyback program. As of June 30, 2003, over $29 million was still available under this new authorization.

SECOND QUARTER HIGHLIGHTS

SS&C Chief Operating Officer Norm Boulanger summarized the second quarter as a solid showing on all fronts. "We had key wins in most of our markets, signing several prominent clients that will substantially add to our recurring revenue base," stated Boulanger. "CAMRA license revenues improved considerably over the first quarter, with notable deals that included a significant insurance client, a top high yield manager, and a major Malaysian bank." Boulanger continued, "In addition, our Financial Institutions group signed a three-year Lightning contract with a large bank, and our Hedge group added a number of new clients. Our outsourcing unit also had a series of wins with asset managers, hedge funds and insurance companies." Boulanger continued, "Our sales strategy is simply that our products work. By pointing out the functional strengths of our software, we have been able to post a number of substantial wins and take clients away from competitors."

During the quarter, SS&C hosted its North American and European client conferences. "We rely on client feedback to help us plan and focus our development efforts," said Boulanger. "Interacting one-on-one and in small groups at these conferences is crucial to delivering quality products and services."

"In our continuing effort to look for more operating efficiencies, we successfully completed two separate facility consolidations this quarter," stated Boulanger. "The recently acquired DBC software unit was merged into our office at 675 3rd Avenue in New York, and previously acquired Real-Time, USA moved into our office at 30 West Monroe in Chicago. In addition to reducing our facilities expenses by over $300,000 annually, these moves allow us to better focus our resources in these two major financial centers."

"Operationally, we have made great strides in improving our efficiency and are constantly looking for new and better ways to provide value-added services to our clients," said Boulanger. "For example, this quarter we extended our online Solution Center to include our large SKYLINE client base and the rollout has been well received. As we move forward, these actions help us to further leverage our talent and increase our margins, especially as we add recurring revenue."
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EARNINGS CALL

SS&C's Q2 2003 earnings call will take place at 5:00 p.m. Eastern Time today, July 16, 2003. Interested parties may dial 706-643-7858 (US, Canada and International) and request the "SS&C Second Quarter Earnings Call", conference ID #1563229. A replay will be available after 8:00pm until July 31, 2003. To access, dial 706-645-9291 and enter the access code 1563229. A replay of the call will also be available after July 18, 2003 on our website at www.ssctech.com/about/earnings.asp.

This press release contains forward-looking statements relating to, among other things, the Company's expected revenues and earnings per share for the third quarter and full year of 2003. Such statements reflect management's best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company's ability to finalize large client contracts, fluctuations in customer demand for the Company's products and services, intensity of competition from other application vendors, delays in product development, the Company's ability to control expenses, general economic and industry conditions, terrorist activities, and those risks described in the Company's filings with the Securities and Exchange Commission, including without limitation, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003. SS&C cautions investors that it may not update any or all of the foregoing forward-looking statements.
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                    SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

                                                   THREE MONTHS ENDED               SIX MONTHS ENDED
                                                ------------------------        ------------------------
                                                JUNE 30,        JUNE 30,        JUNE 30,        JUNE 30,
                                                  2003            2002            2003            2002
                                                --------        --------        --------        --------
Revenues:
   Software licenses                             $ 3,723        $  4,172         $ 7,105        $  7,377
   Maintenance                                     7,715           6,812          15,333          13,627
   Professional services                           1,262           1,575           2,919           3,515
   Outsourcing                                     3,206           3,313           6,287           6,568
                                                 -------        --------         -------        --------
     Total revenues                               15,906          15,872          31,644          31,087
                                                 -------        --------         -------        --------
Cost of revenues:
   Software licenses                                 423             305             942             628
   Maintenance                                     1,504           1,394           2,992           2,824
   Professional services                           1,117           1,340           2,271           2,732
   Outsourcing                                     2,046           2,193           4,028           4,345
                                                 -------        --------         -------        --------
     Total cost of revenues                        5,090           5,232          10,233          10,529
                                                 -------        --------         -------        --------
Gross profit                                      10,816          10,640          21,411          20,558
                                                 -------        --------         -------        --------
Operating expenses:
  Selling and marketing                            2,036           2,475           4,141           5,135
  Research and development                         2,876           3,104           5,879           5,965
  General and administrative                       1,731           1,945           3,653           3,937
  Write-off of purchased in-process
        research and development                      --              --              --           1,744
                                                 -------        --------         -------        --------
     Total operating expenses                      6,643           7,524          13,673          16,781
                                                 -------        --------         -------        --------
Operating income                                   4,173           3,116           7,738           3,777
Interest income, net                                 235             399             484             841
Other income (expense), net                           74            (854)             79            (399)
                                                 -------        --------         -------        --------
Income before income taxes                         4,482           2,661           8,301           4,219
Provision for income taxes                         1,748           1,064           3,238           1,687
                                                 -------        --------         -------        --------
Net income                                       $ 2,734        $  1,597         $ 5,063        $  2,532
                                                 =======        ========         =======        ========
Basic earnings per share                         $  0.22        $   0.13         $  0.41        $   0.19
                                                 =======        ========         =======        ========
Basic weighted average number of common
shares outstanding                                12,340          12,654          12,478          13,279
                                                 =======        ========         =======        ========
Diluted earnings per share                       $  0.21        $   0.12         $  0.38        $   0.18
                                                 =======        ========         =======        ========
Diluted weighted average number of common
and common equivalent shares outstanding          13,153          13,507          13,198          13,979
                                                 =======        ========         =======        ========

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                    SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                              (unaudited)
                                                                JUNE 30,       DECEMBER 31,
                                                                  2003           2002
                                                                --------        -------
ASSETS
Current assets:
        Cash and cash equivalents                               $ 19,148        $18,336
        Investments in marketable securities                      27,047         23,383
        Accounts receivable, net                                  10,735         10,983
        Prepaid expenses and other current assets                    747          1,065
        Deferred income taxes                                        987          1,142
                                                                --------        -------
             Total current assets                                 58,664         54,909
                                                                --------        -------
Property and equipment, net                                        4,987          5,745
Deferred income taxes                                              6,681          6,762
Intangible and other assets, net                                   7,340          8,064
                                                                --------        -------

             Total assets                                       $ 77,672        $75,480
                                                                ========        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
        Accounts payable                                        $    925        $   844
        Income taxes payable                                         938            646
        Accrued employee compensation and benefits                 1,871          3,462
        Other accrued expenses                                     1,905          2,044
        Deferred maintenance and other revenue                    14,733         11,214
                                                                --------        -------
             Total current liabilities                            20,372         18,210

                                                                --------        -------
             Total liabilities                                    20,372         18,210
                                                                --------        -------

        Total stockholders' equity before treasury stock         102,443         92,992
        Less:  cost of common stock in treasury                   45,143         35,722
                                                                --------        -------
             Total stockholders' equity                           57,300         57,270

                                                                --------        -------
             Total liabilities and stockholders' equity         $ 77,672        $75,480
                                                                ========        =======

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                    SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                      (unaudited)
                                                                                   SIX MONTHS ENDED
                                                                               -------------------------
                                                                               JUNE 30,         JUNE 30,
                                                                                 2003             2002
                                                                               --------         --------
Cash flow from operating activities:
     Net income                                                                $  5,063         $  2,532
                                                                               --------         --------
Adjustments to reconcile net income to net cash provided
     by operating activities:
    Depreciation and amortization                                                 1,871            2,147
    Net realized losses (gains) on equity investments                               (88)             368
    Loss on sale of property and equipment                                           12                1
    Deferred income taxes                                                           235              373
    Purchased in-process research and development                                    --            1,744
    Provision for doubtful accounts                                                 477              245
    Changes in operating assets and liabilities, excluding effects from acquisitions:
          Accounts receivable                                                      (182)          (1,092)
          Prepaid expenses and other assets                                         314              237
          Accounts payable                                                           80             (243)
          Accrued expenses                                                       (1,756)          (1,013)
          Taxes payable                                                             283             (419)
          Deferred maintenance and other revenues                                 3,418            4,178
                                                                               --------         --------
               Total adjustments                                                  4,664            6,526
                                                                               --------         --------
     Net cash provided by operating activities                                    9,727            9,058
                                                                               --------         --------
Cash flow from investing activities:
     Additions to property and equipment                                           (375)            (329)
     Proceeds from sale of property and equipment                                    --                3
     Cash paid for business acquisitions, net                                        --           (3,943)
     Purchases of marketable securities                                         (14,992)          (5,526)
     Sales of marketable securities                                              12,245            9,109
                                                                               --------         --------
     Net cash used in investing activities                                       (3,122)            (686)
                                                                               --------         --------
Cash flow from financing activities:
     Repayment of debt and acquired debt                                             --             (146)
     Issuance of common stock                                                       134              120
     Exercise of options                                                          3,202            1,166
     Purchase of common stock for treasury                                       (9,420)         (24,963)
                                                                               --------         --------
     Net cash used in financing activities                                       (6,084)         (23,823)
                                                                               --------         --------
Effect of exchange rate changes on cash                                             291              275
                                                                               --------         --------

Net increase (decrease) in cash and cash equivalents                                812          (15,176)
Cash and cash equivalents, beginning of period                                   18,336           28,425
                                                                               --------         --------
Cash and cash equivalents, end of period                                       $ 19,148         $ 13,249
                                                                               ========         ========